EXHIBIT 2.2

FIRST AMENDMENT

TO

UNIT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT, dated as of July 31, 2013 (this “First Amendment”), is entered into by and between Chesapeake Midstream Development, L.L.C., an Oklahoma limited liability company (“Seller”), and SemGas, L.P., an Oklahoma limited partnership (“Buyer”). Capitalized but undefined terms used herein have the same meaning attributable to such terms in the UPA (as defined below).

RECITALS

WHEREAS, Seller and Buyer entered into that certain unit purchase agreement dated as of April 30, 2013 (the “UPA”);

WHEREAS, the Parties desire to amend the UPA on the terms and conditions described in this First Amendment.

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendments. The UPA is hereby amended as follows:

1.1	On page v of the UPA, the reference to “Exhibit B – Form of Transition Services Agreement” is replaced with “Exhibit B – Form of Transition Services Assignment and Amendment.”

1.2	The definition of “Transition Services Agreement” is amended and restated as follows: “Transition Services Agreement” means that certain transition services agreement (Mississippi Lime) dated June 2013 by and between Seller and Access MLP Operating, L.L.C.”

1.3	The definition of “Gathering Agreement” is amended and restated as follows: “Gathering Agreement” means a gas gathering and processing agreement among Buyer, Seller’s Affiliates, Chesapeake Energy Marketing, Inc. (“CEMI”) and Chesapeake Exploration, L.L.C. (“CELLC”), and Tiptop Oil & Gas US LLC to be executed on and dated as of the Closing Date substantially in the form of Exhibit A attached hereto.”

1.4	After the definition of “Transition Services Agreement,” the following definition is added: “Transition Services Assignment and Amendment” has the meaning set forth in Section 6.1.6.”

1.5	The definition of “Transaction Documents” is hereby amended and restated as follows: “Transaction Documents” means, collectively, this Agreement, the Gathering Agreement, the Transition Services Assignment and Amendment, the Unit Assignment, the Assignment and Assumption Agreement and the Confidentiality Agreement.”

1.6	Section 6.1.6 is amended and restated in its entirety as follows: “Transition Services Assignment and Amendment. Seller will have delivered to Buyer an executed counterpart of the Transition Services Assignment and Amendment, dated as of the Closing Date, executed by Seller and Access MLP Operating, L.L.C., substantially in the form of Exhibit B attached hereto (the “Transition Services Assignment and Amendment”);”

1.7	Section 6.1.8 is amended and restated in its entirety as follows: “Reserved.”

1.8	Section 6.1.9 is amended and restated in its entirety as follows: “Gathering Agreement. Tiptop Oil & Gas US LLC will have delivered, and Seller will have caused each of CEMI and CELLC to deliver, an executed counterpart of the Gathering Agreement to Buyer;”

1.9	Section 6.2.4 is amended and restated in its entirety as follows: “Transition Services Assignment and Amendment. Buyer will have delivered to Seller an executed counterpart of the Transition Services Assignment and Amendment;”

1.10	In Section 8.1.5 of the UPA, the reference to “August 1, 2013” is replaced with “August 16, 2013.”

1.11	Exhibit A is replaced with Exhibit A attached hereto.

1.12	Exhibit B is replaced with Exhibit B attached hereto.

2. UPA in Full Force and Effect. Except to the extent specifically modified herein, the UPA remains in full force and effect.

3. Counterparts. This First Amendment may be executed electronically in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or electronic portable document format copies hereof or signature hereon will, for all purposes, be deemed originals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by each Party effective as of the date first above written.

SELLER:

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Senior Vice President—Marketing

BUYER:

SEMGAS, L.P.

By:	SemOperating G.P., L.L.C.
Its General Partner

	By:	/s/ Norman J. Szydlowski
Name: Norman J. Szydlowski
Title: Chief Executive Officer

[Signature Page to First Amendment]

The following exhibits to the First Amendment to Unit Purchase Agreement have been omitted, and the Registrant agrees to furnish supplementally a copy of any such omitted exhibits to the Securities and Exchange Commission upon its request:

Exhibit A	Form of Gas Gathering and Processing Agreement

Exhibit B	Form of Transition Services Assignment and Amendment